UNITED STATES SECURITIES AND EXCHANGE COMMISSION washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 14, 2011

Date of report (date of earliest event reported)

STEINER LEISURE LIMITED
(Exact name of registrant as specified in its charter)

Commonwealth of The Bahamas
(State or other jurisdiction of incorporation)

0-28972	98-0164731
(Commission File Number)	(IRS Employer Identification No.)

Suite 104A, Saffrey Square
P.O. Box N-9306
Nassau, The Bahamas	Not Applicable
(Address of principal executive offices)	(Zip Code)

(242) 356-0006
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 16, 2011, Steiner Leisure Limited (the "Company") filed a Current Report on Form 8-K (the "Original 8-K") relating to the voting results at its annual meeting of shareholders held on June 14, 2011 (the "2011 Annual Meeting"). This Current Report on Form 8-K/A is being filed solely to disclose the determination of the Board of Directors of the Company (the "Board") regarding the frequency with which the Company will include in its proxy materials an advisory vote on the compensation of its named executive officers. No other changes have been made to the Original 8-K.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

As previously reported, the Company held an advisory vote on the frequency of inclusion of an advisory shareholder vote on the compensation of the Company's named executive officers at the 2011 Annual Meeting. Consistent with the results of that vote, the Board has determined that the Company will include a shareholder vote on the compensation of the Company's named executive officers in its proxy materials annually.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEINER LEISURE LIMITED

Date: November 8, 2011	/s/ Leonard I. Fluxman
Leonard I. Fluxman
President and Chief Executive Officer